SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
ANNOUNCES ADJOURNMENT OF ANNNUAL MEETING OF MEMBERS

COUNCIL BLUFFS — May 22, 2020 — Southwest Iowa Renewable Energy, LLC (“Company”), a leader in the ethanol and renewable energy arena, announced today that its Annual Meeting of Members, held on May 22, 2020 (the “Original Meeting”), was adjourned, without taking a vote, until June 19, 2020, at 1:00 p.m. Central Time (the “Adjourned Meeting”).  Although a quorum was present by proxy at the virtually held Original Meeting—and the meeting was thus competent to transact certain business—the Company elected to adjourn the meeting as it had not received enough votes for approval of critical amendments to its Operating Agreement.  These amendments remove all references to the Series B and Series C units formerly held by Bunge North America, Inc. and ICM, Inc., including provisions providing board seats for those series.  These changes require approval by holders of fifty percent of the outstanding units in the Company.

The Adjourned Meeting will meet on Friday, June 19, 2020, at 1:00 p.m. Central Time, and will take place at the same virtual location as the Original Meeting.  To attend the Adjourned Meeting, please go to http://www.sireethanol.com/, click on the “Investor Relations” tab and then “Annual Meeting 2020.”  At the Adjourned Meeting, the results of voting on the formal business items will be announced, but there will be no other presentations.  Copies of the Company’s business presentation materials from the Original Meeting are available as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2020.

The record date for the Adjourned Meeting has not changed.  Only Members of record on March 23, 2020 are entitled to vote.  Any votes already submitted by Members in connection with the Original or Adjourned Meeting will remain valid and will be unaffected by the delay in holding the Adjourned Meeting.  There is no need for any Members to vote again unless you choose to change your vote.

Important Information
This material may be deemed to be solicitation material in respect of the Adjourned Meeting to be held on June 19, 2020.  In connection with the Original Meeting and Adjourned Meeting, the Company filed a definitive proxy statement with the SEC on March 27, 2020.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, MEMBERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ADJOURNED MEETING.  The definitive proxy statement has been mailed to Members who are entitled to vote at the Adjourned Meeting, and is available on the Company’s website http://www.sireethanol.com/, “Investor Relations,” “Annual Meeting 2020.”  Members will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to the Company’s Secretary.  In addition, the definitive proxy statement is available free of charge at the SEC’s website, http://www.sec.gov/.